Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-87272, 333-78285 and 333-85559) of NSTAR of our report dated June 24, 2005 relating to the financial statements of the NSTAR Savings Plan, which appears in this Form 11-K.

/s/ VITALE, CATURANO & CO., LTD.

Boston, Massachusetts
June 24, 2005

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-87272, 333-78285 and 333-85559) of NSTAR of our report dated June 25, 2004 relating to the financial statements as of December 31, 2003 of the NSTAR Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS, LLP

Boston, Massachusetts
June 28, 2005